UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 10, 2016

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders on November 10, 2016. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes

Delphine Arnault	626,263,960	79,232,567	1,352,818	24,564,681
James W. Breyer	659,907,641	45,805,910	1,135,794	24,564,681
Chase Carey	654,847,881	51,754,500	246,964	24,564,681
David F. DeVoe	656,528,378	49,784,086	536,881	24,564,681
Viet Dinh	687,425,278	19,174,900	249,167	24,564,681
Sir Roderick I. Eddington	660,936,265	45,658,944	254,136	24,564,681
James R. Murdoch	694,398,385	12,209,726	241,234	24,564,681
K. Rupert Murdoch	682,885,254	23,698,684	265,407	24,564,681
Lachlan K. Murdoch	678,342,232	28,231,607	275,506	24,564,681
Jacques Nasser	658,334,187	48,198,933	316,225	24,564,681
Robert S. Silberman	618,908,080	87,472,326	468,939	24,564,681
Tidjane Thiam	701,606,083	4,909,106	334,156	24,564,681
Jeffrey W. Ubben	700,157,480	6,501,862	190,003	24,564,681

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 passed and was voted upon as follows:

For:	718,354,340
Against:	12,819,453
Abstain:	240,233

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	486,597,445
Against:	219,965,364
Abstain:	286,536
Broker Non-Votes:	24,564,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: November 10, 2016